Exhibit 10.7

EXECUTION VERSION

CONTRIBUTION AGREEMENT

dated as of August     10 , 2018

between

DANAOS CORPORATION

and

DANAOS INVESTMENT LIMITED

TABLE OF CONTENTS

1.	Certain Definitions		1

2.	Equity Contribution		2

	2.1	Equity Contribution	2

	2.2	Acknowledgement	2

3.	Representations and Warranties of the Company		3

	3.1	Organization	3

	3.2	Due Authorization	3

	3.3	Execution and Delivery; Enforceability	3

4.	Representations and Warranties of the Plan Sponsor		3

	4.1	Organization	3

	4.2	Power and Authority	3

	4.3	Execution and Delivery; Enforceability	3

	4.4	Availability and Sufficiency of Funds	3

5.	Plan Sponsor Covenant		4

6.	Termination		4

	6.1	Termination	4

	6.2	Procedure and Effect of Termination	4

	6.3	Release of Escrow Funds	4

7.	General		4

	7.1	No Survival	4

	7.2	Waivers and Amendments	4

	7.3	Notices	5

	7.4	Remedies	6

	7.5	Additional Provisions	6

i

This CONTRIBUTION AGREEMENT (this “Agreement”), is made as of August 10, 2018, between Danaos Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and Danaos Investment Limited, an entity organized under the laws of New Zealand, as the Trustee of the 883 Trust (the “Plan Sponsor”).

WHEREAS, the Company and its Affiliates entered into a Restructuring Support Agreement, dated as of May 11, 2018 (such agreement, including all the exhibits thereto, as amended, supplemented or otherwise modified from time to time prior to June 19, 2018, the “Original RSA”) regarding a restructuring transaction pursuant to the terms and conditions set forth in the Original RSA;

WHEREAS, after the execution of the Original RSA, the Company engaged in further good faith, arm’s-length negotiations with the parties to the Original RSA and certain other lenders of the Company not party to the Original RSA regarding the terms of an out-of-court restructuring transaction (the “Out-of-Court Restructuring”) pursuant to an amended and restated version of the Original RSA dated June 19, 2018 (as may thereafter be amended, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”), which Out-of-Court Restructuring will be completed on the Closing Date (as defined in the Restructuring Support Agreement); and

WHEREAS, pursuant to the Out-of-Court Term Sheet (as defined in the Restructuring Support Agreement), the Plan Sponsor is willing to contribute $10 million in cash (the “Equity Contribution Amount”) as an equity contribution to the Company (the “Equity Contribution”).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Certain Definitions.

As used in this Agreement, terms defined in the preamble and recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, neither the Company nor any of its subsidiaries shall be deemed an “Affiliate” of the Plan Sponsor or any of its Affiliates and vice versa.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in each of (a) London, United Kingdom, (b) Athens, Greece, (c) New York City, United States and (d) Hamburg, Germany.

“Closing Date” shall have the meaning set forth in the Restructuring Support Agreement.

“Commission” means the United States Securities and Exchange Commission or any successor agency or any applicable Governmental Authority performing the functions currently performed by the United States Securities and Exchange Commission.

“Escrow Account” means the escrow account set forth in the Escrow Agreement.

“Escrow Agent” means Shearman & Sterling (London) LLP.

“Escrow Agreement” means the escrow agreement between the Company, the Plan Sponsor and the Escrow Agent, to be entered into prior to the Closing Date.

“Governmental Authority” means (a) any court, tribunal, judicial or arbitral body and (b) any government, multilateral organization, international organization, or other industry or self-regulatory organization or any agency, bureau, board, commission, ministry, authority, department, official, political subdivision or other instrumentality thereof, whether federal, state or local, domestic or foreign as well as any Persons owned or chartered by any of the foregoing.

“Liability” means any liability or obligation of any kind, whether accrued, absolute, fixed or contingent or otherwise, and whether known or unknown.

“New York Courts” has the meaning set forth in Section 7.5(d).

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Proceeding” has the meaning set forth in Section 7.5(d).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2.                                      Equity Contribution.

2.1          Equity Contribution. Subject to the terms of the Escrow Agreement, the Plan Sponsor agrees to deliver or cause to be delivered the Equity Contribution Amount to the Company on the Closing Date. In furtherance of the foregoing, subject to the terms of the Escrow Agreement, the Plan Sponsor shall deliver written notice to the Escrow Agent to release the Equity Contribution Amount to the Company on the Closing Date (but conditional upon the occurrence of the Closing Date).

2.2          Acknowledgement. The Plan Sponsor agrees and acknowledges that no securities will be issued on account of the Equity Contribution and the Plan Sponsor will not receive any securities in the Company in consideration for the Equity Contribution.

3.                                      Representations and Warranties of the Company The Company represents and warrants to the Plan Sponsor as follows as of the date hereof:

3.1          Organization. The Company (a) is duly organized, validly existing and in good standing under the laws of the Marshall Islands, (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to either prevent or materially delay its ability to perform its obligations hereunder, and (c) has all corporate power and authority to carry on its business as it now is being conducted and to consummate the transactions contemplated by this Agreement.

3.2          Due Authorization. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement.

3.3          Execution and Delivery; Enforceability. This Agreement has been duly and validly executed and delivered by the Company and (assuming the due and valid execution by the other parties hereto) constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.                                      Representations and Warranties of the Plan Sponsor. The Plan Sponsor represents and warrants to the Company as follows as of the date hereof:

4.1          Organization. It has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2          Power and Authority. It has the requisite corporate or similar power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

4.3          Execution and Delivery; Enforceability. This Agreement has been duly and validly executed and delivered by it and (assuming the due and valid execution by the other parties hereto) constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4          Availability and Sufficiency of Funds. 4.5    The Plan Sponsor has, on the date hereof, and will have, on the Closing Date, readily available unrestricted and unencumbered funds (or the funds deposited in the Escrow Account) sufficient to satisfy and discharge in full all of its contribution and other payment obligations under this Agreement.

5.                                      Plan Sponsor Covenant. From the date hereof until the earlier to occur of (i) the termination of the Restructuring Support Agreement as to all parties thereto in accordance with its terms (other than due to the occurrence of the Closing Date) and (ii) the date on which all contribution and other payment obligations of the Plan Sponsor under this Agreement have been satisfied and discharged in full, the Plan Sponsor shall have at all times readily available unrestricted and unencumbered funds (or the funds deposited in the Escrow Account) sufficient to satisfy all of its contribution and other payment obligations under this Agreement.

6.                                      Termination.

6.1          Termination.  Either the Plan Sponsor or the Company shall have the right to terminate this Agreement if the Restructuring Support Agreement has been terminated as to all parties thereto in accordance with its terms (other than due to the occurrence of the Closing Date).

6.2          Procedure and Effect of Termination.  In the event of a valid termination of this Agreement by the Plan Sponsor or the Company pursuant to Section 6.1, written notice thereof shall be given to the other party. Upon the valid termination of this Agreement pursuant to Section 6.1, all rights and obligations of the parties under this Agreement shall terminate without any Liability of any party to any other party except that nothing contained herein shall release any party hereto from Liability for any material breach hereof prior to such termination.

6.3          Release of Escrow Funds. Upon the valid termination of this Agreement pursuant to Section 6.1, the Equity Contribution Amount deposited in the Escrow Account shall be released to the Plan Sponsor as promptly as practicable and in accordance with the Escrow Agreement.

7.                                      General.

7.1          No Survival.  The representations and warranties of the parties made herein shall not survive beyond the consummation of the release of the Equity Contribution Amount to the Company and there shall be no Liability in respect thereof, whether such Liability has accrued prior to or after the consummation of the release of the Equity Contribution Amount to the Company, on the part of any party, its Affiliates or their respective officers, directors, managers, employees, shareholders, members, partners, controlling persons, agents, consultants, advisors or other representatives.

7.2          Waivers and Amendments. This Agreement may be amended only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

7.3          Notices.  All notices, requests and demands to or upon the respective parties hereto, in order to be effective, shall be in writing (including by telecopy or email), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two (2) Business Days after being delivered to a recognized courier (whose stated terms of delivery are two (2) Business Days or less to the destination of such notice), or five (5) calendar days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth on below:

If to the Company, to:

Danaos Corporation
c/o Danaos Shipping Co., Ltd.
14 Akti Kondyli
185 45 Piraeus, Greece
Telephone No.:  + 30 210 419 6401
Fax No.: + 30 210 419 6489
Attention:  Chief Financial Officer

E-mail: cfo@danaos.com

with a copy, which shall not constitute notice, to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attn:                    Finnbarr D. Murphy

David A. Sirignano

E-mail:  finnbarr.murphy@morganlewis.com

david.sirignano@morganlewis.com

and

Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates

4 Times Square

New York, NY 10036

Attn:                    Jay M. Goffman, Esq.

George N. Panagakis, Esq.

Christopher Mallon, Esq.

James Falconer, Esq.

James A. McDonald, Esq.

Maria Protopapa, Esq.

E-mail:  jay.goffman@skadden.com

george.panagakis@skadden.com

chris.mallon@skadden.com

james.falconer@skadden.com

james.mcdonald@skadden.com

maria.protopapa@skadden.com

If to the Plan Sponsor, to:

Danaos Investment Limited

Bell Gully, Level 22

Vero Centre

48 Shortland Street

Auckland, 1010

New Zealand

Telephone No.: +30 210 419 6574

Fax No.: +30 210 419 6489

Attention: Board of Directors

E-mail: dil@danaos.nz

with a copy, which shall not constitute notice, to:

Shearman & Sterling (London) LLP

9 Appold Street

London, EC2A 2AP

Attn:                    Solomon J. Noh, Esq.

George Karafotias, Esq.

E-mail:  solomon.noh@shearman.com

gkarafotias@shearman.com

7.4          Remedies.  The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 6.1, the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, without limitation, to cause the Plan Sponsor to make the Equity Contribution in accordance with the terms of this Agreement), this being in addition to any other remedy to which they are entitled at law or in equity and shall waive any requirement for securing or posting of any bond in connection with any such remedy. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that seeking the injunction, specific performance and other equitable relief has an adequate remedy at law.

7.5          Additional Provisions.

(a)           Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and, except as set forth below, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other party.

(b)                                 Entire Agreement.  This Agreement and any certificates, documents, instruments and writings delivered pursuant to or contemplated by this Agreement or the Restructuring Support Agreement (including all applicable Definitive Documentation (as defined in the Restructuring Support Agreement)) represent the entire agreement by and between the Company and the Plan Sponsor with respect to the transactions contemplated by such documents and supersede any prior agreements or understandings, written or oral, between the parties.

(c)                                  Governing Law. This Agreement and any claims arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York.

(d)                                 Consent to Jurisdiction and Service of Process.  With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the “New York Courts”) and waives any objection to venue being laid in the New York Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the New York Courts; provided, however, that a party may commence any Proceeding in a court other than a New York Court solely for the purpose of enforcing an order or judgment issued by one of the New York Courts and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the parties at their respective addresses referred to in Section 7.3; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

(e)                                  WAIVER OF JURY TRIAL. WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(f)                                   Headings.  The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

(g)                                  Counterparts.  This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

(h)                                 Severability.  If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(i)                                     Arm’s Length Agreement.  Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(j)                                    No Third Party Beneficiaries.  No Person, other than the parties hereto and their respective successors and permitted assigns, is intended to be a third party beneficiary of this Agreement.

(k)                                 Further Assurances.  Each of the parties agrees to take or cause to be taken all reasonable actions, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable under applicable laws or otherwise to consummate and make effective, in an expeditious manner, the agreements, terms and conditions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

DANAOS CORPORATION

By:	/s/ Evangelos Chatzis
Name:	Evangelos Chatzis
Title:	Chief Financial Officer

[Signature Page to Contribution Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

DANAOS INVESTMENT LIMITED

AS THE TRUSTEE FOR THE 883 TRUST

By:	/s/ Evangelos Chatzis
Name:	Evangelos Chatzis
Title:	Director

By:	/s/ Konstantinos Sfyris
Name:	Konstantinos Sfyris
Title:	Director

[Signature Page to Contribution Agreement]